Exhibit 99.1

FOR IMMEDIATE RELEASE

BV FINANCIAL, INC.

ANNOUNCES COMMENCEMENT OF STOCK OFFERING

Baltimore, Maryland, May 22, 2023 — BV Financial, Inc. (the “Company”) (OTC Pink: BVFL), the holding company for BayVanguard Bank (the “Bank”), announced today that it is commencing its stock offering in connection with the proposed conversion of Bay-Vanguard, M.H.C., Inc. (the “MHC”) from the mutual holding company structure to the fully stock holding company form of organization.

The Company is offering for sale up to 13,225,000 shares, subject to increase to up to 15,208,750 shares, of common stock at a purchase price of $10.00 per share. The shares will be offered in a subscription offering to certain depositors of the Bank and to the Bank’s employee stock ownership plan. Shares of common stock that are not subscribed for in the subscription offering may be offered for sale to members of the general public in a community offering, with preference given to residents of Baltimore City and Anne Arundel, Baltimore, Dorchester, Harford and Talbot Counties, Maryland.

The Company’s common stock is expected to be listed on the Nasdaq Capital Market under the symbol “BVFL” upon the completion of the conversion.

The subscription and community offerings are being managed by Performance Trust Capital Partners, LLC. All questions concerning the offering or requests for offering materials should be directed to the Stock Information Center at (443) 637-6212. The Stock Information Center, located at 125 Mountain Road, Pasadena, Maryland, will be open Monday through Friday from 9:00 a.m. and 4:30 p.m., Eastern Time, beginning May 22, 2023, through June 21, 2023, the scheduled expiration date of the subscription offering. The Stock Information Center will be closed on bank holidays.

Eligible depositors and others may be able to subscribe for shares of common stock using funds in an individual retirement account (“IRA”) or other retirement account if the account is maintained by an independent custodian or trustee, such as a brokerage firm, and not the Bank. Those interested in using funds held in an IRA at the Bank must transfer such funds that they wish to use for the purchase of the Company’s common stock to an independent trustee or custodian that offers the type of retirement accounts that can hold common stock. The Company recommends that anyone wishing to use funds in an IRA or other retirement account to purchase shares in the subscription or community offering contact the Stock Information Center promptly, preferably at least two weeks before the June 21, 2023, offering deadline, for assistance.

The Company must sell at least 9,775,000 shares of its common stock in the offering. Completion of the conversion and offering is also subject to the receipt of final regulatory approvals, the approval of the Company’s stockholders and the MHC’s members and other customary closing conditions.

This release is neither an offer to sell nor a solicitation of an offer to buy common stock of the Company. The offer is made only by the Company’s prospectus when accompanied by a stock order form. The shares of common stock of the new holding company are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency. The Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement for the offering to which this press release relates as well as the final prospectus, dated May 15, 2023, for the subscription and community offerings. Before you invest, you should read that prospectus and other documents the Company has filed with the SEC for more complete information about the Company and the stock offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

About BV Financial, Inc.

BV Financial, Inc. is the parent company of BayVanguard Bank. BayVanguard Bank is headquartered in Baltimore, Maryland with 15 banking offices in the Baltimore metropolitan area and the Eastern Shore of Maryland. BayVanguard Bank is a full-service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses within its market area.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to: the failure to obtain the final approval of the Board of Governors of the Federal Reserve for the proposed conversion and related stock offering, delays in obtaining such approvals, or adverse conditions imposed in connection with such approvals; failure to obtain stockholder and/or member approval of the conversion; those related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the SEC, which are available at the SEC’s website, www.sec.gov.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above or other factors could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contacts:

David M. Flair and Timothy L. Prindle

Co-President and Chief Executive Officers

BV Financial, Inc.

(410) 477-5000

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